AMENDMENT TO EMPLOYMENT AGREEMENT
                       ---------------------------------


         Subsection (b) of Section 8 of the Employment Agreement made and entered into as of July 14, 1994 by and between Penn Federal Savings Bank and Patrick D. McTernan is hereby amended to read as follows:

               (b) Definitions. For purposes of Sections 8, 9 and 11 of this Agreement, "Date of Termination" means the earlier of (i) the date upon which the Bank gives notice to the Employee of the termination of his employment with the Bank or (ii) the date upon which the Employee ceases to serve as an Employee of the Bank, and "change in control" is defined solely as any acquisition of contro (other than pursuant to the Conversion or by a trustee or other fiduciary holding securities under an employee benefit plan of the Holding Compnay or a subsidiary of the Holding Company), as defined in 12 C.F.R. SS. 574.4, or any successor regulation, of the Bank or Holding Company which would require the filing of an application for acquisition of control or notice of change in control in a manner as set forth in 12 C.F.R. SS. 574.3, or any successor regulation.

         IN WITNESS WHEREOF, the parties have executied this Amendment as of this 13th day of October, 1998.

                                                      PENN FEDERAL SAVINGS BANK

                                                 By:  /s/William C. Anderson
                                                      ----------------------
                                                      William C. Anderson
                                                      Chairman of the Board

                                                      EMPLOYEE


                                                 By:  /s/Patrick D. McTernan
                                                      ---------------------
                                                      Patrick D. McTernan